CONSENT TO TRANSFER AND AGREEMENT

THIS CONSENT TO TRANSFER AND AGREEMENT (this “Agreement”) is made and entered into as of the 9th day of March, 2007, by and among NNN GALLERY MEDICAL, LLC, a Delaware limited liability company, having its principal place of business at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 (“Borrower”), NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P., a Delaware limited partnership, having an address at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 (“Assuming Member”), NNN GALLERY MEDICAL MEMBER, LLC, a Delaware limited liability company, having an address at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 (“Original Member”), NNN REALTY ADVISORS, INC., a Delaware corporation, having an address at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 (“Guarantor”), and LASALLE BANK NATIONAL ASSOCIATION, a national association (“Lender”).

RECITALS

A. On February 5, 2007 (the “Closing Date”), Lender pursuant to the Loan Documents (as hereinafter defined) made a loan to Borrower, in the original principal amount of $6,000,000.00 (the “Loan”). The Loan is evidenced and secured by the following documents executed in favor of Lender by Borrower:

1. Promissory Note, dated as of the Closing Date, payable by Borrower to Lender in the original principal amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) (the “Note”);

2. Mortgage, Security Agreement and Fixture Filing dated as of the Closing Date, granted by Borrower to Lender, recorded February      , 2007 as Document No.      , in the Office of the Recorder in      County, Minnesota (“Recorder’s Office”) (the “Mortgage”);

3. Assignment of Leases and Rents, dated as of the Closing Date granted by Borrower in favor of Lender, recorded February      , 2007 as Document No.      in the Recorder’s Office;

4. UCC-1 financing statements with Borrower as debtor and Lender as secured party, one filed with the Recorder’s Office and one filed with the Secretary of State of Delaware (the “Financing Statements”);

5. Manager’s Agreement, Subordination and Consent to Assignment dated as of the Closing Date by Triple Net Properties Realty, Inc. and consented to be Borrower;

6. Hazardous Substances Indemnity Agreement dated as of the Closing Date (the “Hazmat Indemnity”) by Borrower and Guarantor in favor of Lender;

7. Assignment of Management Agreement dated as of the Closing Date between Borrower and Lender; and

8. Borrower’s Certificate dated as of the Closing Date by Borrower to Lender.

The foregoing documents, together with any and all other documents executed by Borrower in connection with the Loan, are collectively called the “Loan Documents.”

B. Borrower continues to be the owner of the real property and improvements thereon described in and encumbered by the Mortgage and the other Loan Documents (the “Property”).

C. Original Member is the sole member of Borrower.

D. Pursuant to that certain Membership Interest Purchase and Sale Agreement dated on or about      , 2007 (the “Purchase Agreement”), Original Member agreed to sell and Assuming Member agreed to purchase all of the outstanding membership interests in Borrower.

E. Pursuant to Section 15(e) of the Mortgage, Lender agreed not to withhold its consent to a request from Borrower for Lender’s consent to the sale of the membership interests in Borrower to a newly formed entity that is owned and controlled by the real estate investment trust affiliated with Guarantor approved by Lender in its reasonable discretion subject to the satisfaction of certain conditions specified therein. Borrower, Original Member and Assuming Member have requested that Lender consent to the sale, conveyance, assignment and transfer of membership interests in Borrower by Original Member to Assuming Member.

F. Lender is willing to consent to the sale, conveyance, assignment and transfer of membership interests in Borrower by Original Member to Assuming Member, subject to the terms and conditions set forth in this Agreement, the Mortgage, and in the other Loan Documents.

G. The parties hereto, by their respective executions hereof, evidence their consent to the transfer of the membership interests in Borrower to Assuming Member and the modification of the Loan Documents as hereinafter set forth.

STATEMENT OF AGREEMENT

In consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1. Representations, Warranties, and Covenants of Original Member.

(a) Original Member hereby represents to Lender, as of the date hereof, that: (i) contemporaneously with the execution and delivery hereof, it has conveyed and transferred all of the membership interests in Borrower to Assuming Member; (ii) it has not received a pledge or other security interest from Assuming Member encumbering the membership interests in Borrower to secure the payment of any sums due Original Member or obligations to be performed by Assuming Member; (iii) the Note has an unpaid principal balance of $6,000,000.00 as of the date hereof; (iv) the Mortgage is a valid first lien on the Property for the full unpaid principal amount of the Loan and all other amounts as stated therein; (v) there are no defaults under the provisions of the Note, the Mortgage or the other Loan Documents; (vi) there are no defenses, set-offs or rights of defense, set-off or counterclaim whether legal, equitable or otherwise to the obligations evidenced by or set forth in the Note, the Mortgage or the other Loan Documents; (vii) all provisions of the Note, the Mortgage and other Loan Documents are in full force and effect; (viii) there are no subordinate liens of any kind covering or relating to the Property nor are there any mechanics’ liens or liens for unpaid taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received; and (ix) all conditions in Section 15(e) of the Mortgage related to the transfer to Assuming Member are satisfied or waived or shall be satisfied contemporaneously herewith.

(b) Original Member hereby covenants and agrees that: (i) from and after the date hereof, Lender may deal solely with Assuming Member, as sole member of Borrower, in all matters relating to the Loan, the Loan Documents, and the Property; (ii) it shall not at any time hereafter take a pledge or other security interest from Assuming Member encumbering the membership interests in Borrower or from the Borrower encumbering the Property, as the case may be, to secure any sums to be paid or obligations to be performed by Assuming Member so long as any portion of the Loan remains unpaid; (iii) Lender has no further duty or obligation of any nature relating to this Loan or the Loan Documents to Original Member; (iv) upon payment in full of the purchase price from Assuming Member contemporaneously herewith, Assuming Member shall have no further duty or obligation of any nature relating to the Purchase Agreement to Original Member except for reasonable and customary indemnifications relating to the transfer; and (v) it hereby releases Lender, and each of its predecessors in interest, together with any officers, directors, partners, employees and agents of each of the foregoing, from all claims and liabilities relating to the transaction evidenced by the Loan Documents through and including the date hereof.

Original Member understands and intends that Lender shall rely on the representations, warranties and covenants contained herein.

2. Representations, Warranties, and Covenants of Assuming Member.

(a) Assuming Member hereby represents and warrants to Lender, as of the date hereof, that: (i) it is a duly organized and validly existing limited partnership formed under the laws of the State of Delaware; (ii) simultaneously with the execution and delivery hereof, it has purchased from Original Member all of the membership interests in Borrower; (iii) it has not granted to Original Member a pledge or other security interest upon the membership interests in Borrower or the Property to secure any debt or obligations now or hereafter owed to Original Member; (iv) its general partner is NNN Healthcare/Office REIT, Inc., a Maryland corporation (the “REIT”) which is a real estate investment trust affiliated with Guarantor and (v) the purchase price shall contemporaneously be paid in full to Original Member and Assuming Member shall have no further duty or obligation of any nature relating to the Purchase Agreement to Original Member except for reasonable and customary indemnifications relating to the transfer.

(b) Assuming Member hereby covenants and agrees that: (i) it hereby acknowledges and affirms the obligations of Borrower contained in the Loan Documents; (ii) it shall cause Borrower to pay when and as due all sums due under the Note and other Loan Documents as modified hereby; and (iii) it shall cause Borrower to perform all obligations imposed upon Borrower under the Mortgage and all other Loan Documents, all as modified hereby. Assuming Member shall not hereafter, without Lender’s prior consent in accordance with the terms of the Loan Documents, encumber the membership interests in Borrower or permit the encumbrance of the Property, or sell or transfer the membership interests in Borrower, or permit the sale or transfer of the Property or any interest therein, except as may be specifically permitted in the Loan Documents. Assuming Member has no knowledge that any of the representations and warranties made by the Original Member herein are untrue, incomplete, or incorrect.

Assuming Member understands and intends that Lender shall rely on the representations, warranties and covenants contained herein.

3. Representations, Warranties, and Covenants of Borrower. Borrower hereby acknowledges and affirms the Indebtedness (as defined in the Mortgage) and all of the other obligations set forth in the Note, the Mortgage and the other Loan Documents in accordance with their respective terms and conditions, as the same may be modified by this Agreement. Borrower further acknowledges that it is bound by all of the terms of the Loan Documents, including but not limited to, the representations, warranties, covenants, assurances and indemnifications therein, all as though each of the Loan Documents had been made, executed, and delivered by Borrower on the date hereof. Borrower agrees to pay, perform, and discharge each and every obligation of payment and performance under, pursuant to and as set forth in the Note, the Mortgage and the other Loan Documents at the time, in the manner and otherwise in all respects as therein provided. Borrower hereby acknowledges, agrees and warrants that (i) it is a duly organized and validly existing limited liability company under the laws of the State of Delaware and is qualified to do business and is in good standing in the State of Minnesota; (ii) there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, which would enable Borrower to avoid or delay timely performance of its obligations under the Note, the Mortgage or any of the Loan Documents, as applicable; and (iii) to the best of Borrower’s knowledge, there are no monetary encumbrances or liens of any kind or nature against the Property except those created by the Loan Documents, and all rights, priorities, titles, liens and equities securing the payment of the Note are expressly recognized as valid and are in all things renewed, continued and preserved in force to secure payment of the Note, except as amended herein. Without limiting the generality of the foregoing, Borrower hereby specifically remakes and reaffirms the representations, warranties and covenants set forth in Article 17 and Article 31 of the Mortgage.

Borrower understands and intends that Lender shall rely on the representations, warranties and covenants contained herein.

4. Consent to Conveyance. Subject to the terms and conditions set forth in this Agreement, Lender consents to the sale, conveyance, assignment and transfer of the membership interests in Borrower by Original Member to Assuming Member. Lender’s consent to such transfer shall, however, not constitute its consent to any subsequent transfers of the membership interests in Borrower. Original Member hereby acknowledges and agrees that the foregoing release shall not be construed to release Original Member from any liability under any of the Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously herewith.

5. Affirmation by Guarantor. Guarantor hereby acknowledges and affirms its obligations under (i) that certain Guaranty executed in connection with the Loan (the “Guaranty”), (ii) that certain Guaranty (Securities Laws) executed in connection with the Loan (the “Securities Guaranty”) and (iii) the Hazmat Indemnity.

Lender agrees that at such time as the REIT maintains a net worth of not less than $10,000,000.00 and assumes the obligations of the Guarantor under its guarantees or indemnity agreements and, executes, without any cost or expense to Lender, a new guarantees and/or indemnity agreements in form and substance satisfactory to Lender, then Lender shall release the Guarantor from all obligations first arising under its guarantees or indemnity agreements after the execution of such new guarantees and/or indemnity agreements.

6. Affirmation by Borrower. Borrower hereby acknowledges and affirms its obligations under the Hazmat Indemnity.

7. Acknowledgment of Indebtedness. The parties acknowledge and agree that, as of the date hereof, the principal balance of the Note is $6,000,000.00 and interest on the Note is paid to April 1, 2007. Assuming Member acknowledges and agrees that the Loan, as evidenced and secured by the Loan Documents, is a valid and existing indebtedness payable by Borrower to Lender.

8. Interest Accrual Rate and Monthly Installment Payment Amount to Remain the Same. The interest rate and the monthly payments set forth in the Note shall remain unchanged. Prior to the occurrence of an Event of Default hereunder or under the Note, interest shall accrue on the principal balance outstanding from time to time at the Contract Rate (as defined in the Mortgage), and principal and/or interest shall be paid in monthly installments pursuant to the Note, plus such amounts as may be required to fund escrow obligations under the terms of the Mortgage, if any.

9. Conditions. This Agreement shall be of no force and effect until each of the following conditions has been met to the reasonable satisfaction of Lender:

(a) Fees and Expenses. Original Member shall pay, or cause to be paid: any and all out-of-pocket costs incurred in connection with the transfer of the membership interests in Borrower (including, without limitation, Lender’s counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies).

(b) Title Endorsement/Policy. Assuming Member shall cause Chicago Title Insurance Company (the “Title Company”) to issue a date down endorsement to Lender to its original loan policy (the “Original Loan Policy”). The Original Loan Policy as endorsed shall insure the lien of the Mortgage and shall (i) be effective as of the date of delivery of this Agreement; and (iii) confirm that the Original Loan Policy contains only such exceptions as may be acceptable to Lender.

(c) Loan Documents. Assuming Member, Guarantor and Borrower shall execute and deliver to Lender: (i) this Agreement; and (ii) such other documents and agreements as Lender may require.

(d) Organizational Documents. (i) Assuming Member shall deliver or cause to be delivered to Lender certified copies of all organizational documentation related to Assuming Member and/or its formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of this Agreement and incumbency certificates as may be requested by Lender; and (ii) Borrower shall deliver or cause to be delivered to Lender certified copies of all amendments to its organizational documents since the Closing Date, including any amendments related to the transfer of the membership interests in Borrower to Assuming Member.

(e) Intentionally Omitted.

(f) Opinion of Counsel. Assuming Member’s counsel shall deliver to Lender such counsel’s opinion to the effect, among other things, that: (i) Assuming Member is a duly organized and validly existing limited partnership formed under the laws of the State of Delaware and that Assuming Member has the full power and authority to own the membership interests in Borrower and to perform the provisions hereof, (ii) Guarantor is duly incorporated and organized and is validly existing and in good standing in the State of Virginia, (iii) Borrower’s, Assuming Member’s, Original Member’s and Guarantor’s execution, delivery and performance hereof have been duly and validly authorized by all necessary action on behalf of Borrower, Assuming Member, Original Member and Guarantor , as applicable; (iii) Borrower, Assuming Member, Original Member and Guarantor have validly executed and delivered this Agreement pursuant to authority duly given; (iv) this Agreement constitutes the legal, valid and binding obligations of Borrower, Guarantor, Original Member and Assuming Member enforceable in accordance with their terms all of the foregoing opinions subject to those qualifications and exceptions as Lender shall agree in its reasonable discretion.

(g) Failure to Comply. Assuming Member’s failure to fulfill any one of the conditions set forth in this Agreement shall constitute an Event of Default under this Agreement and the Loan Documents.

10. No Further Consents. Borrower, Assuming Member and Original Member acknowledge and agree that Lender’s consent herein contained is expressly limited to the sale, conveyance, assignment and transfer herein described, and shall not waive or render unnecessary Lender’s consent or approval of any subsequent sale, conveyance, assignment or transfer of the Property or the membership interests in Borrower, and that Section 15 of the Mortgage shall continue in full force and effect.

11. Additional Representations, Warranties and Covenants of Borrower and Assuming Member. As a condition of this Agreement, Borrower and Assuming Member, as applicable, each as to itself only, represent and warrant to Lender as follows:

(a) Assuming Member has full power and authority to enter into and carry out the terms of this Agreement and to cause Borrower to carry out the terms of the Loan Documents.

(b) Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Borrower’s registered office is as set forth in its Limited Liability Company Agreement, as amended. Borrower’s organizational documents have not been modified since the date of the closing of the Loan, except to the extent required hereby or necessary to effect the transfer of the membership interests in Borrower to Assuming Member. Borrower has full power and authority to enter into this Agreement and to carry out the terms of this Agreement and the Loan Documents.

(c) This Agreement constitutes the legal, valid and binding obligations of Assuming Member enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally or general principles of equity. The entry into and the performance of and compliance with this Agreement have not resulted, nor will they result, in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Assuming Member or any property of Assuming Member is bound or any statute, rule or regulation applicable to Assuming Member.

(d) This Agreement and the Loan Documents constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally or general principles of equity. Neither the entry into nor the performance of and compliance with this Agreement or any of the Loan Documents has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Borrower or any property of Borrower is bound or any statute, rule or regulation applicable to Borrower.

(e) There is no action, proceeding or investigation pending or threatened which questions, directly or indirectly, the validity or enforceability of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto, or which might result in any material adverse change in the condition (financial or otherwise) or business of Assuming Member or Borrower.

(f) The financial statements and other data and information supplied by Assuming Member in connection herewith were in all material respects true and correct on the dates they were supplied, and since their dates no material adverse change in the financial condition of Assuming Member has occurred, and there is not any pending or threatened litigation or proceedings which might impair to a material extent the business or financial condition of Assuming Member.

(g) No representation or warranty of Borrower made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

(h) No representation or warranty of Assuming Member made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

(i) Assuming Member, the REIT and all other entities which may be owned or controlled directly or indirectly by the REIT (“Related Entities”) have not been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within ten (10) years prior to the date hereof.

(j) Except as previously disclosed to Lender in writing, there is no material litigation or regulatory action pending or threatened against Assuming Member, the REIT or Related Entities.

(k) Except as previously disclosed to Lender in writing, Assuming Member, the REIT and Related Entities have not defaulted under its or their obligations with respect to any other indebtedness.

Any breach by Borrower of any of the foregoing representations and warranties shall constitute an Event of Default under the Mortgage and each other Loan Document.

Any breach by Assuming Member of any of the foregoing representations and warranties shall constitute an Event of Default under the Mortgage and each other Loan Document.

12. Incorporation of Recitals. Each of the Recitals set forth above in this Agreement is incorporated herein and made a part hereof.

13. Property Remains as Security for Lender. All of the Property as described and defined in the Mortgage shall remain in all respects subject to the lien, charge or encumbrance of the Mortgage, and, except as expressly set forth herein, nothing herein contained and nothing done pursuant hereto shall affect or be construed to release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Note or the Mortgage, nor shall anything herein contained or done in pursuance hereof affect or be construed to affect any other security for the Note, if any, held by Lender.

14. No Waiver by Lender. Nothing contained herein shall be deemed a waiver of any of Lender’s rights or remedies under any security instrument, the Note or any of the other Loan Documents.

15. Relationship with Loan Documents. To the extent that this Agreement is inconsistent with the Loan Documents, this Agreement will control. This Agreement shall be deemed a Loan Document as such term is defined in the Mortgage.

16. Captions. The headings to the Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

17. Partial Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement.

18. Entire Agreement. This Agreement and the documents contemplated to be executed herewith constitutes the entire agreement among the parties hereto with respect to the transfer of membership interests in Borrower to Assuming Member and shall not be amended unless such amendment is in writing and executed by each of the parties. The Agreement supersedes all prior negotiations regarding the subject matter hereof.

19. Binding Effect. This Agreement and the documents contemplated to be executed in connection herewith shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the foregoing provisions of this Section shall not be deemed to be a consent by Lender to any further sale, conveyance, assignment or transfer of the membership interests in Borrower by Assuming Member.

20. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original, but any of which, taken together, will constitute one and the same Agreement.

21. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. BORROWER AND ASSUMING MEMBER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE CITY OF CHICAGO AND STATE OF ILLINOIS IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

22. Effective Date. This Agreement shall be effective as of the date of its execution by the parties hereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first aforesaid.

ASSUMING MEMBER:

NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P., a Delaware limited partnership

By: NNN Healthcare/Office REIT, Inc., a Maryland corporation, its general partner

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President

BORROWER:

NNN GALLERY MEDICAL, LLC, a Delaware limited liability company

By:	NNN Gallery Medical Member, LLC, a Delaware limited liability company, its sole member

By:	Triple Net Properties, LLC, a Virginia limited liability company, its sole member

By: /s/ Jeff Hanson

Name: Jeff Hanson

Its: CIO

ORIGINAL MEMBER:

NNN GALLERY MEDICAL MEMBER, LLC, a Delaware limited liability company

By: Triple Net Properties, LLC, a Virginia limited liability company, its sole member

By:	/s/ Jeff Hanson

	Name:	Jeff Hanson

	Title:	CIO

GUARANTOR:

NNN REALTY ADVISORS, INC., a Delaware corporation

By:	/s/ Jeff Hanson

	Name:	Jeff Hanson

	Its:	CIO

LENDER:

LASALLE BANK NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title: